Exhibit 99.1

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

COUNTY DEPARTMENT, CHANCERY DIVISION

CHENG-JI ZHU and OK-NAM YUN,	)
Plaintiffs,	)
	)	Case No.: 12 CH 08450
V.	)
)
INTEGRITY STOCK TRANSFER AND	)
REGISTRAR, MOUNTAIN SHARE	)
TRANSFER, INC. and C-MOTECH Company, Ltd.	)
Defendants.	)

ORDER

This Cause Coming to be Heard on Plaintiffs' Motion to Recognize and Enforce Foreign Judgment, this Court being fully advised of the premises;

WHEREAS:

Defendant Integrity has filed a stipulation that it submits to this Court's jurisdiction and that it will follow this Court's orders; and

The issue of the proper ownership of the stock certificates having been fully litigated in the Courts of the Republic of Korea and that Court having adjudged that the Plaintiffs herein properly and at arm's length purchased the stocks in question, and there being no reason why under principles of comity that the decisions in the Korean Court should not be recognized;

IT IS HEREBY ORDERED:

1)              This Court declares that Plaintiffs herein properly and at arm's length purchased the stocks that are the subject of this action to the extent, and only to the extent, that the Korean Court has so adjudged as set forth in the Korean Court's certified decision attached to the Plaintiffs' Motion to Recognize and Enforce Foreign Judgment;

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2)               The stock transfer agent shall specifically perform its stock registry and transfer functions in accordance with, and only in accordance with, the decisions of the Korean Court on the purchase of the stocks by Plaintiffs, which this Court recognizes and enforces as stated in Paragraph 1 of this Order,

3)               Attorney John Y. Lee, representing the Plaintiffs in this action and who has physical possession of the stock certificates that were purchased by the Plaintiffs, is now free to deliver the stock certificates to Plaintiffs or to the stock transfer agent, so that Paragraph 2 of this Order may be followed; and

4)               All matters before this Court having been decided and adjudged, this matter is dismissed.

SO ORDERED:

/s/ Judge Kathleen G. Kennedy
Judge Kathleen G. Kennedy

April 1, 2015

John Y. Lee

Lisa C. Breen

Lee & Breen LLC

188 Industrial Drive, Suite 403

Elmhurst, IL 60126

Tel.: (312) 241-1420

Facsimile: (630) 748-0399

Firm I.D.: 49092

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